EXHIBIT 4.16

                 AMENDMENT NUMBER EIGHT TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

      This Amendment Number Eight to Amended and Restated Loan and Security Agreement ("Amendment") is entered into as of April 10, 2000 by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and PORTA SYSTEMS CORP., a Delaware corporation ("Borrower"), in light of the following:

      A. Borrower and Foothill have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of November 28, 1994, as amended as of February 13, 1995, March 30, 1995, March 12, 1996, August 26, 1997, November 30, 1997, August 1, 1998 and December 1, 1998 (collectively, the "Agreement").

      B. Borrower and Foothill desire to further amend the Agreement as provided for and on the conditions herein.

      NOW, THEREFORE, Borrower and Foothill hereby amend the Agreement as follows:

      1. DEFiNITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

      2. AMENDMENT.

      A. The definition of "Renewal Date" in Section 1.1 of the Agreement is hereby amended to read as follows:

      "'Renewal Date' means July 3,2001."

      B. Section 3.4 of the Agreement is hereby amended to read as follows:

      3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on July 3, 2001, and the maturity date of the Term Note, the Deferred Funding Fee Note and the NWE Deferred Fee Note shall also be July 3, 2001. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

      3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

      4. NO DEFAULTS. Borrower hereby affirms to Foothill that no Event of Default has occurred and is continuing as of the date hereof.


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      5. CONDITION  PRECEDENT.  The effectiveness of this Amendment is expressly conditioned upon each of the following: a) receipt by Foothill of an executed copy of this Amendment, and b) Borrower's agreement, as evidenced by its signature on this Amendment, to modify its outstanding Warrants dated November 28, 1994 and March 12, 1996, respectively, to reset the Exercise Price therein defined to $2.00 per share.

      6. COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the
preparation,   execution,  and  delivery  of  this  Amendment  and  all  related documents.

      7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

      8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                             FOOTHILL CAPITAL CORPORATION,
                                             a California corporation


                                             By: [Illegible}
                                                -------------------------------
                                             Title: Sr VP
                                                   ----------------------------


                                             PORTA SYSTEMS CORP.,
                                             a Delaware corporation


                                             By:  [Illegible]
                                                -------------------------------
                                             Title: Sr VP
                                                   ----------------------------


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